EX-99.B(g)tgtca-appxb3
CUSTODIAN AGREEMENT

Dated as of August 20, 2003

Between

UMB BANK, N.A.

and

W&R TARGET FUNDS, INC.

CUSTODIAN AGREEMENT

APPENDIX B

Portfolios of

W&R TARGET FUNDS, INC.

Portfolio	Custodian Agreement Originally Effective:

Asset Strategy Portfolio	May 13, 1998*
Balanced Portfolio	May 13, 1998*
Bond Portfolio	May 13, 1998*
Core Equity Portfolio	May 13, 1998*
Dividend Income Portfolio	November 19, 2003
Energy Portfolio	August 24, 2005
Global Natural Resources Portfolio	November 10, 2004
Growth Portfolio	May 13, 1998*
High Income Portfolio	May 13, 1998*
International Growth Portfolio	May 13, 1998*
International Value Portfolio	August 20, 2003
Micro Cap Growth Portfolio	August 20, 2003
Mid Cap Growth Portfolio	November 10, 2004
Money Market Portfolio	May 13, 1998*
Mortgage Securities Portfolio	February 18, 2004
Pathfinder Aggressive Portfolio	November 28, 2007
Pathfinder Moderately Aggressive Portfolio	November 28, 2007
Pathfinder Moderate Portfolio	November 28, 2007
Pathfinder Moderately Conservative Portfolio	November 28, 2007
Pathfinder Conservative Portfolio	November 28, 2007
Real Estate Securities Portfolio	February 18, 2004
Science and Technology Portfolio	May 13, 1998*
Small Cap Growth Portfolio	May 13, 1998*
Small Cap Value Portfolio	August 20, 2003
Value Portfolio	February 14, 2001

*As amended and restated.